Exhibit 99.1

Casa Systems Provides Business Update and Preliminary Fourth Quarter Revenue Results

Expects to report revenue results for Q4 2022 in the $83- $84M range (unaudited), up approximately 25% over Q3 2022

Results driven by growth in Cable and Access Device revenues

Andover, Mass. – January 31, 2023 – Casa Systems, Inc. (Nasdaq: CASA) today pre-announced that the Company expects to report revenues in the range of $83 to $84 million (unaudited) for the three-month period ended December 31, 2022. These increased fourth quarter revenue results as compared to revenue results for earlier quarters in 2022 were driven by growing demand for the Company’s Cable product offerings and increased shipments of its Fixed Wireless and Fiber Extension Access Device products from backlog, as supply chain conditions continued to improve during the quarter.

“Despite challenging supply chain issues earlier in 2022, we are very pleased to end the year with this improved fourth quarter revenue performance” said Jerry Guo, Casa Systems' President, and Chief Executive Officer. “As we enter 2023, we are looking forward to improved financial results mid-year and during the second half of 2023 as we capitalize on many favorable market dynamics, including the increased Cable MSO demand for our next generation Virtual CCAP and Remote PHY solutions, which are now successfully deployed at several large Cable MSO’s. This increased demand is validated by both publicly announced cable MSO capital equipment spending plans by some of our largest global cable MSO customers, as well as a March 2022 independent analyst survey of 50 cable MSO’s who all indicated they plan to implement next-generation Virtual CCAP solutions within the next 24 months.

Mr. Guo added “We are further seeing growing demand for our Access Device products, including our new 4G/5G enterprise small cell radio offerings as demonstrated by a recent win at a leading North American mobile network operator which added $8 million to our backlog for shipment in 2023. Meanwhile, several of our key suppliers have publicly commented on lead times returning to normal, evidencing supply chain improvements which should allow us to ship and realize a substantial portion of our ending 2022 backlog. This ending backlog was in excess of $150 million, excludes future TCV billings under multi-year cloud and 4G/5G small cell radio as-ordered contracts for 2024 and beyond, and also excludes deferred revenue on our balance sheet at year end. Finally, we continue to make good progress with our new Cloud software products, customers and partnerships and believe these collective efforts will also favorably impact mid-year and second half 2023 performance.”

In addition to these improved fourth quarter revenue results, the Company also is announcing that it successfully settled a previously disclosed customer warranty claim in late December 2022, in an amount consistent with the charge recorded by the Company for this matter in the third quarter of 2022.

Finally, the Company is announcing it has successfully retired an additional $8.9 million face value of Term Loan B debt, supplementing the $41.7 million of debt retirements disclosed in the Company’s most recent 10Q filing.

The above preliminary revenue results for the fourth quarter ended December 31, 2022, are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the company’s standard quarter and year closing procedures. This update does not present all necessary information for an understanding of Casa’s financial condition as of the date of this release, or its results of operations for the fourth quarter. As we complete our quarter-end financial close process and finalize our financial statements for the quarter it is possible that we may identify items that require adjustments to the preliminary financial information set forth above, and those changes could be material. We do not intend to update such financial information prior to the release of final fourth quarter and full year financial results in early March 2023. At that time, the Company will also provide annual guidance for the year ending December 31. 2023.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or "Casa" or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the impacts of the ongoing COVID-19 pandemic; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; (7) any failure to maintain the synergies we have realized from our acquisition of NetComm; (8) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; and (9) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks.
Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximizes revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional service providers worldwide. For more information, visit http://www.casa-systems.com.

CASA SYSTEMS IR CONTACTS

Dennis Daly

Casa Systems

978-688-6706 ext. 6310

investorrelations@casa-systems.com

or

Mike Cummings or Jackie Marcus

Alpha IR Group

617-982-0475

investorrelations@casa-systems.com

CASA SYSTEMS PR CONTACT

Alicia Thomas

Casa Systems, Inc.

100 Old River Road

Andover, Mass. 01810

+1.817.909.8921

alicia.thomas@casa-systems.com